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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------


                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported): January 15, 1997



                            USA WASTE SERVICES, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                    1-12154                 73-1309529
 (State of Incorporation)    (Commission File Number)     (I.R.S. Employer
                                                         Identification Number)


                   1001 FANNIN STREET
                       SUITE 4000
                     HOUSTON, TEXAS                           77002
        (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code: (713) 512-6200



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ITEM 5.  OTHER EVENTS

         On January 21, 1997, USA Waste Services, Inc. ("USA Waste") announced that it had executed a definitive agreement to acquire substantially all the assets of Mid-American Waste Systems, Inc. for approximately US $180 million. Additional information is indicated in the USA Waste press release issued on January 21, 1997 which is attached herein as Exhibit 99.1 and incorporated herein by reference.

         On January 15, 1997, USA Waste announced that it had executed a definitive agreement to acquire all the Canadian solid waste subsidiaries of Allied Waste Industries, Inc. for approximately US $518 million. Additional information is indicated in the USA Waste press release issued on January 15, 1997 which is attached herein as Exhibit 99.2 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

        99.1 Press Release of USA Waste Services, Inc. dated January 21, 1997, announcing the execution of a definitive agreement with Mid-American Waste Systems, Inc.

        99.2 Press Release of USA Waste Services, Inc. dated January 15, 1997, announcing the execution of a definitive agreement with Allied Waste Industries, Inc.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 24, 1997

                                       USA WASTE SERVICES, INC.

                                       By: /s/ GREGORY T. SANGALIS
                                          -----------------------------
                                               Gregory T. Sangalis
                                               Vice President, General Counsel
                                                  and Secretary




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                                 EXHIBIT INDEX

      Exhibit
       Number                        Description
      -------                        -----------
        99.1    Press Release of USA Waste Services, Inc. dated January 21,
                1997, announcing the execution of a definitive agreement with
                Mid-American Waste Systems, Inc.

        99.2    Press Release of USA Waste Services, Inc. dated January 15,
                1997, announcing the execution of a definitive agreement with Allied Waste Industries, Inc.